Exhibit 99.1

Colony Capital Announces Completion of Colony Credit Real Estate Internalization
May 3, 2021

Previously Announced Transaction Advances CLNY Rotation to Digital Assets Colony Capital Received Proceeds of $102.3 million in Connection With Closing
BOCA RATON, Fla.--(BUSINESS WIRE)--May 3, 2021-- Colony Capital, Inc. (NYSE: CLNY) (“Colony Capital” or the “Company”) today announced that its subsidiary, CLNC Manager, LLC, completed the previously announced internalization transaction with Colony Credit Real Estate, Inc. (NYSE: CLNC) (“CLNC”). Consequently, as of April 30, 2021, CLNC is now an internally-managed commercial real estate credit REIT and its management contract with the Company has been terminated. In connection with the closing:

• Colony Capital received proceeds of $102.3 million, which are available to be redeployed into high-quality digital assets, in accordance with the Company’s strategic plan.
• The Company transferred 44 employees to CLNC and finalized a five-month transition services agreement which will allow for a seamless transition of all critical functions.

“We are pleased to complete this transaction,” said Jacky Wu, CFO of Colony Capital. “We believe it is a significant step toward unlocking value for CLNC shareholders as the team led by Mike Mazzei continues to execute their business plan.”
Additional details regarding the internalization and related matters will be contained in a Current Report on Form 8-K filed by the Company with the
U.S. Securities and Exchange Commission on May 4, 2021.

About Colony Capital

Colony Capital, Inc. (NYSE: CLNY) is a leading global investment firm with a heritage of identifying and capitalizing on key secular trends in real estate. The Company manages a $52 billion portfolio of real assets on behalf of its shareholders and limited partners, including $30 billion in digital real estate investments through Digital Colony, its digital infrastructure platform. Colony Capital, structured as a REIT, is headquartered in Boca Raton with key offices in Los Angeles, New York, and London, and has over 300 employees across 13 locations in 8 countries. For more information on Colony Capital, visit www.clny.com.
Cautionary Statement regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the Company’s ability to continue to execute its digital transformation and other risks and uncertainties, including those detailed in Colony Capital's Annual Report on Form 10-K for the year ended December 31, 2020, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Colony Capital cautions investors not to unduly rely on any forward-looking statements.
The forward-looking statements speak only as of the date of this press release. Colony Capital is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210503005301/en/

Colony Capital

Investors:
Severin White
Managing Director, Head of Public Investor Relations (212) 547-2777
swhite@clny.com

Media:
Joele Frank, Wilkinson Brimmer Katcher Jon Keehner / Julie Hamilton
clny-jf@joelefrank.com (212) 355-4449
Source: Colony Capital, Inc.